SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report:  October 15, 2004
(Date of earliest event reported)

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.

(Exact name of registrant as specified in the charter)

Delaware	0-28559	36-4408076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 South Wacker Drive, Suite 1200, Chicago, IL 60606

 (Address of Principal Executive Offices)

(312) 660-5000

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01.  ENTRY INTO A MATERIAL DEFINITIVE CONTRACT

On October 15, 2004, a subsidiary of Universal Access Global Holdings Inc. (UAXSQ.PK) (the “Company”), Universal Access, Inc. (“UAI”), entered into a letter agreement with AT&T Corp.  The letter agreement provides that until October 29, 2004, the parties’ purchase and receipt of certain telecommunications data services will continue to be governed by the terms of the Data Services Terms and Pricing Attachment between AT&T Corp. and UAI (the “Data Attachment”).  The Data Attachment is a part of the parties’ Amended and Restated AT&T Master Carrier Agreement executed by UAI on June 19, 2001.

ITEM  8.01.    OTHER EVENTS

As previously disclosed, on August 4, 2004, the Company and four affiliates filed a voluntary petition for relief under Chapter 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Illinois.  A complete listing of all motions filed in the bankruptcy case may be accessed through the United States Bankruptcy Court for the Northern District of Illinois pacer system (https://ecf.ilnb.uscourts.gov/) using case number 04-B28747 and associated cases.  The Company remains in possession of its assets and properties and continues to operate its businesses as a “debtor-in-possession” pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

Additionally, as previously disclosed, the Company does not intend to continue filing annual and periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In lieu of filing its annual and periodic reports under the Exchange Act, the Company plans to file its monthly operating reports filed with the Bankruptcy Court (the “Bankruptcy Reports”). Accordingly, the Company is filing its Bankruptcy Report for the period of September 1, 2004 to September 30, 2004, which was filed with the Bankruptcy Court on October 15, 2004.

Item 9.01 – Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description

99.1	Operating Report for the period of September 1, 2004 to September 30, 2004, filed with the U.S. Bankruptcy Court for the Northern District of Illinois on October 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2004

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.

/s/ Randall R. Lay

Randall R. Lay, Chief Executive Officer